Schedule A
TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:             Transamerica MS Capital Growth, VP                                                                           Security Description:  Common Stock

Issuer:              FireEye Inc.                                                                                      Offering Type:   US Registered
(US Registered, Eligible Muni, Eligible Foreign, 144A)

	REQUIRED INFORMATION	ANSWER	APPLICABLE RESTRICTION	In Compliance (Yes/No)
1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12.

Offering Date

Trade Date

Unit Price of Offering

Price Paid per Unit

Years of Issuer’s Operations

Underwriting Type

Underwriting Spread

Total Price paid by the Fund

Total Size of Offering

Total Price Paid by the Fund plus Total Price Paid for same securities purchased by the same Sub-Adviser for other investment companies

Underwriter(s) from whom the Fund purchased (attach a list of all syndicate members)

If the affiliate was lead or co-lead manager, was the instruction listed below given to the broker(s) named in #11? ****

03/06/2014 03/06/2014 $82.00 $82.00 3+ Firm $2.46 $1,022,048 $1,148,000,000 $154,670,532 Barclays Yes

None

Must be the same as #1

None

Must not exceed #3

Must be at least three years *

Must be firm

Sub-Adviser determination to be made

None

None

#10 divided by #9 must not exceed
25% **

Must not include Sub-Adviser
affiliates ***

Must be “Yes” or “N/A”
N/A Yes N/A Yes Yes Yes Yes N/A N/A Yes Yes Yes
The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time.  In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund’s 10f-3 procedures.
___________________________________
       Sub-Adviser

*
Not applicable to munis.  In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either:  (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk.   With respect to (b), circle (i) or (ii), whichever is met.

**
If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

***	For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

****           The Sub-Adviser’s affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

Schedule A
TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:             Transamerica MS Capital Growth VP                                                                                     Security Description:  Common Stock

Issuer:              Alibaba Group Holding Ltd                                                                                                 Offering Type:   US Registered
(US Registered, Eligible Muni, Eligible Foreign, 144A)

	REQUIRED INFORMATION	ANSWER	APPLICABLE RESTRICTION	In Compliance (Yes/No)
1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12.

Offering Date

Trade Date

Unit Price of Offering

Price Paid per Unit

Years of Issuer’s Operations

Underwriting Type

Underwriting Spread

Total Price paid by the Fund

Total Size of Offering

Total Price Paid by the Fund plus Total Price Paid for same securities purchased by the same Sub-Adviser for other investment companies

Underwriter(s) from whom the Fund purchased (attach a list of all syndicate members)

If the affiliate was lead or co-lead manager, was the instruction listed below given to the broker(s) named in #11? ****

09/18/2014 09/18/2014 $68.00 $68.00 3+ Firm $0.816 $1,170,144 $21,767,214,800 $98,600,000 CSFB Yes

None

Must be the same as #1

None

Must not exceed #3

Must be at least three years *

Must be firm

Sub-Adviser determination to be made

None

None

#10 divided by #9 must not exceed
25% **

Must not include Sub-Adviser
affiliates ***

Must be “Yes” or “N/A”
N/A Yes N/A Yes Yes Yes Yes N/A N/A Yes Yes Yes
The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time.  In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund’s 10f-3 procedures.
___________________________________
       Sub-Adviser

*
Not applicable to munis.  In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either:  (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk.   With respect to (b), circle (i) or (ii), whichever is met.

**
If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

***	For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

****           The Sub-Adviser’s affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

Last revised 1/12/2010